JOINT FILERS’ SIGNATURES

INSIGHT VENTURE PARTNERS (CAYMAN) VIII, L.P.

By: Insight Venture Associates VIII, L.P., its general partner
By: Insight Venture Associates VIII, Ltd., its general partner

By: /s/ Blair Flicker
Name:  Blair Flicker
Title: Authorized Signatory

INSIGHT VENTURE PARTNERS (DELAWARE) VIII, L.P.

By: Insight Venture Associates VIII, L.P., its general partner
By: Insight Venture Associates VIII, Ltd., its general partner

By: /s/ Blair Flicker
Name:  Blair Flicker
Title: Authorized Signatory

INSIGHT VENTURE PARTNERS VIII (CO-INVESTORS), L.P.

By: Insight Venture Associates VIII, L.P., its general partner
By: Insight Venture Associates VIII, Ltd., its general partner

By: /s/ Blair Flicker
Name:  Blair Flicker
Title: Authorized Signatory

INSIGHT VENTURE ASSOCIATES VIII, L.P.

By: Insight Venture Associates VIII, Ltd., its general partner

By: /s/ Blair Flicker
Name:  Blair Flicker
Title: Authorized Signatory

INSIGHT VENTURE ASSOCIATES VIII, LTD.
By: /s/ Blair Flicker
Name:  Blair Flicker
Title: Authorized Signatory

INSIGHT HOLDINGS GROUP, LLC
By: /s/ Blair Flicker
Name:  Blair Flicker
Title: Authorized Signatory